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Exhibit 21

Regis Corporation
List of Subsidiaries

Company Name	Country or State of Incorporation/Formation
The Barbers, Hairstyling for Men & Women, Inc.	Minnesota
WCH, Inc.	Minnesota
We Care Hair Realty, Inc.	Delaware
Supercuts, Inc.	Delaware
Supercuts Corporate Shops, Inc.	Delaware
Super Rico, Inc.	Puerto Rico
Tulsa's Best Haircut LLC (50.0 percent Supercuts, Inc.)	Oklahoma
RPC Acquisition Corp.	Minnesota
Regis Corp.	Minnesota
Regis Insurance Group, Inc.	Vermont
Trade Secret, Inc.	Colorado
Cameron Capital, Inc.	Delaware
Cameron Capital 1, Inc.	Delaware
BeautyFirst, Inc	Kansas
PureBeauty, Inc	Virginia
Regis, Inc.	Minnesota
First Choice Haircutters International Corp.	Delaware
Cutco Acquisition Corp.	Minnesota
Regis International Ltd.	Minnesota
Regis Europe, Ltd *	United Kingdom
Essanelle Ltd *	United Kingdom
Blinkers Group, Ltd	United Kingdom
Blinkers Property, Ltd	United Kingdom
N.A.H.C. Acquisition LLC*	Minnesota
Regis Hairstylists, Ltd	Yukon
First Choice Haircutters, Ltd	Yukon
First Choice Haircutters Realty, Inc. *	Canada Federal
Magicuts Zee, Inc.	Yukon
Regis Cuts Acquisition Corp.	Nova Scotia
EEG, Inc. (55.1 percent Regis Corporation)	Delaware
HC (USA), Inc.	Delaware
HCM Industries, Inc.	Florida
Hair Club for Men, Ltd., Inc.	Florida
Hair Club for Men, LLC	Delaware
HCA Advertising Services, Inc.	New York
Hair Club for Men, Ltd.	Delaware
3115038 Canada, Inc.	Canada Federal
Hair Club for Men, Ltd. (50.0 percent Hair Club for Men, Ltd., Inc.)	Illinois
Hair Club for Men of Milwaukee, Ltd. (50.0 percent Hair Club for Men, Ltd., Inc.)	Wisconsin
TTEM, LLC*	Delaware
HCMA Staffing, LLC	Delaware
Salon Management Corporation	California
Salon Management Corporation of New York*	New York
Regis Netherlands, Inc	Minnesota
RHS Netherlands CV (1.0 percent Regis Corporation; 89.0 percent Regis Netherlands, Inc.; 10.0 percent Regis International Ltd)	Netherlands

Company Name	Country or State of Incorporation/Formation
RHS Netherlands Finance B.V.	Netherlands
RHS Netherlands Holdings B.V.	Netherlands
RHS UK Holdings Ltd	United Kingdom
Haircare Ltd	United Kingdom
Haircare Gmbh	Germany
York Ave Beauty Salons (50.0 percent Haircare Ltd)	Canada
Sagestyle Ltd*	United Kingdom
Haircare UK Ltd*	United Kingdom
Supercuts UK Limited	United Kingdom
HCUK Hair, Ltd	United Kingdom
Regis Netherlands Merger BV	Netherlands
Provalliance, SAS (30.0 percent Regis Netherlands Merger BV)	France
Intelligent Nutrients, LLC (49.0 percent Regis Corporation)	Delaware
Mark Anthony, Inc.	North Carolina

*
Inactive Entities

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  Exhibit 21